Exhibit 99.1

COMMUNITY FIRST BANCSHARES, INC.

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012, and 2011

COMMUNITY FIRST BANCSHARES, INC.
Union City, Tennessee

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013, 2012, and 2011

CONTENTS

INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Community First Bancshares, Inc.
Union City, Tennessee

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Community First Bancshares, Inc., which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income (loss), changes in shareholders' equity, and cash flows for each of the years ended in the three year period ended December 31, 2013, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

(Continued)

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community First Bancshares, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years in the three year period ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

/s/Crowe Horwath LLP

Louisville, Kentucky
March 6, 2014

COMMUNITY FIRST BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2013 and 2012
(Dollar amounts in thousands, except per share data)

	2013	2012
ASSETS		
Cash and due from financial institutions	$ 18,323	$ 17,341
Interest-bearing deposits in financial institutions	20,025	19,296
Federal funds sold	7,749	8,761
Cash and cash equivalents	46,097	45,398
Interest-bearing deposits in financial institutions	466	800
Securities held to maturity	200	320
Securities available for sale	671,651	632,414
Loans held for sale	9,815	17,050
Loans	1,101,318	971,431
Allowance for loan losses	(16,064)	(15,760)
Loans, net	1,085,254	955,671
Premises and equipment, net	44,254	43,296
Company owned life insurance	21,466	20,845
Accrued interest receivable	6,302	5,740
Restricted equity securities	7,490	7,490
Other real estate	6,016	7,495
Deferred tax asset	14,245	1,641
Other assets	10,335	10,593
Total Assets	$ 1,923,591	$ 1,748,753
LIABILITIES AND SHAREHOLDERS' EQUITY		
Deposits		
Non-interest bearing	$ 174,862	$ 154,121
Interest bearing	1,377,726	1,298,031
Total deposits	1,552,588	1,452,152
Federal funds purchased and securities sold under agreement to repurchase	24,406	18,891
Federal Home Loan Bank advances	144,779	70,104
Subordinated debentures	27,100	27,100
Notes payable	3,000	3,000
Accrued interest payable	1,309	2,028
Other liabilities	11,543	10,953
Total liabilities	1,764,725	1,584,228
Preferred stock, Series C, senior non-cumulative, $30,852 liquidation value, 30,852 shares issued and outstanding in 2013 and 2012	30,852	30,852
Common stock, $10 par value; 500,000 shares authorized; 363,527.2 and 363,367.5 shares issued in 2013 and 2012	3,635	3,634
Additional paid-in capital	48,257	48,132
Retained earnings	87,348	72,737
Accumulated other comprehensive income (loss)	(11,226)	9,170
Total shareholders' equity	158,866	164,525
Total Liabilities and Shareholders' Equity	$ 1,923,591	$ 1,748,753

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME
December 31, 2013, 2012, and 2011
(Dollar amounts in thousands except per share data)

	2013	2012	2011
Interest income			
Loans, including fees	$ 57,999	$ 57,212	$ 61,014
Securities			
Taxable	12,793	12,798	12,756
Exempt from federal income tax	2,636	2,120	1,782
Federal funds sold and other	376	429	450
Total interest income	73,804	72,559	76,002
Interest expense			
Deposits	10,877	14,637	18,286
Notes payable and advances from Federal Home Loan Bank	1,178	1,580	1,768
Subordinated debentures	1,007	1,232	1,467
Federal funds purchased and securities sold under agreement to repurchase	74	47	261
Total interest expense	13,136	17,496	21,782
Net interest income	60,668	55,063	54,220
Provision for loan losses	977	1,545	7,073
Net interest income after provision for loan losses	59,691	53,518	47,147
Other income			
Service charges on deposit accounts	6,339	6,181	5,469
Credit insurance premiums	439	328	282
Gain on sale of mortgage loans	5,747	6,010	4,080
Net gain on sales of securities available for sale	572	755	317
Net gain (loss) on sale of assets	2	(26)	552
Write-downs, expenses, sales of other real estate, net of gains	(736)	(1,068)	(1,989)
Insurance commission income	3,467	3,136	2,994
Other service charges, commissions and fees	6,451	5,878	5,277
Total other income	22,281	21,194	16,982
Other expenses			
Salaries and employee benefits	32,791	30,302	26,266
Occupancy	7,863	7,454	7,267
Data processing	2,284	2,182	1,917
Loan expense	1,994	2,420	1,915
Advertising and marketing	1,458	1,368	1,046
FDIC assessments	1,025	1,290	1,762
Telephone	1,479	1,071	1,031
Other operating	6,027	5,818	4,895
Total other expenses	54,921	51,905	46,099
Income before income taxes	27,051	22,807	18,030
Income tax expense	8,639	4,979	5,129
Net income	$ 18,412	$ 17,828	$ 12,901
Less:			
Dividends on preferred stock	$ 1,542	$ 1,534	$ 1,265
Accretion on preferred stock, net	-	-	678
Net income available to common shareholders	$ 16,870	$ 16,294	$ 10,958

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
Years ended December 31, 2013, 2012, and 2011
(Dollar amounts in thousands except per share data)

	2013	2012	2011
Net income	$ 18,412	$ 17,828	$ 12,901
Other comprehensive income (loss):			
Unrealized gains (losses) on securities:			
Unrealized holding gain (loss) arising during the period	(33,146)	4,020	12,832
Reclassification adjustment for gains included in net income	(572)	(755)	(317)
	(33,718)	3,265	12,515
Tax effect	(12,911)	1,251	4,792
Net of tax	(20,807)	2,014	7,723
Unrealized gain (loss) on cash flow interest rate swap:			
Unrealized holding loss	666	(319)	(1,410)
Reclassification adjustment for losses (gains) included in net income	-	-	-
	666	(319)	(1,410)
Tax effect	(255)	(122)	(540)
Net of tax	411	(197)	(870)
Total other comprehensive income (loss)	(20,396)	1,817	6,853
Comprehensive income (loss)	$ (1,984)	$ 19,645	$ 19,754

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
December 31, 2013, 2012, and 2011
(Dollar amounts in thousands except per share data)

	Common Stock	Preferred Stock, Net	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Shareholders' Equity
Balance, January 1, 2011	$ 3,664	$ 20,322	$ 48,253	$ 49,275	$ 500	$ 122,014
Net income	-	-	-	12,901	-	12,901
Other comprehensive income (loss)	-	-	-	-	6,853	6,853
Accretion of discount on Series A preferred stock	-	805	-	(805)	-	-
Amortization of premium on Series B preferred stock	-	(127)	-	127	-	-
Redemption of series A and B preferred stock	-	(21,000)	-	-	-	(21,000)
Issuance of series C preferred stock	-	30,852	-	-	-	30,852
Dividends on preferred stock	-	-	-	(1,265)	-	(1,265)
Dividends on common stock	-	-	-	(1,092)	-	(1,092)
Purchase of 2,803 shares of common stock	(28)	-	(370)	(356)	-	(754)
Stock based compensation expense	-	-	205	-	-	205
Balance, December 31, 2011	$ 3,636	$ 30,852	$ 48,088	$ 58,785	$ 7,353	$ 148,714

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
December 31, 2013, 2012, and 2011
(Dollar amounts in thousands except per share data)

	Common Stock	Preferred Stock, Net	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Shareholders' Equity
Balance, January 1, 2012	$ 3,636	$ 30,852	$ 48,088	$ 58,785	$ 7,353	$ 148,714
Net income	-	-	-	17,828	-	17,828
Other comprehensive income	-	-	-	-	1,817	1,817
Restricted shares issued	7	-	(36)	-	-	(29)
Dividends on preferred stock	-	-	-	(1,534)	-	(1,534)
Dividends on common stock	-	-	-	(2,181)	-	(2,181)
Purchase of 882 shares of common stock	(9)	-	(117)	(161)	-	(287)
Stock based compensation expense	-	-	197	-	-	197
Balance, December 31, 2012	$ 3,634	$ 30,852	$ 48,132	$ 72,737	$ 9,170	$ 164,525

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
December 31, 2013, 2012, and 2011
(Dollar amounts in thousands except per share data)

	Common Stock	Preferred Stock, Net	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity
Balance, January 1, 2013	$ 3,634	$ 30,852	$ 48,132	$ 72,737	$ 9,170	$ 164,525
Net income	-	-	-	18,412	-	18,412
Other comprehensive loss	-	-	-	-	(20,396)	(20,396)
Restricted shares issued	5	-	(27)	-	-	(22)
Dividends on preferred stock	-	-	-	(1,542)	-	(1,542)
Dividends on common stock	-	-	-	(2,181)	-	(2,181)
Purchase of 378 shares of common stock	(4)	-	(51)	(78)	-	(133)
Stock based compensation expense	-	-	203	-	-	203
Balance, December 31, 2013	$ 3,635	$ 30,852	$ 48,257	$ 87,348	$ (11,226)	$ 158,866

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
December 31, 2013, 2012, and 2011
(Dollar amounts in thousands except per share data)

	2013	2012	2011
Cash flows from operating activities			
Net income	$ 18,412	$ 17,828	$ 12,901
Adjustments to reconcile net earnings to net cash from operating activities			
Provision for loan losses	977	1,545	7,073
Depreciation of premises and equipment	2,605	2,547	2,544
Amortization of intangible assets	204	369	373
Net gain on sales of securities available for sale	(572)	(755)	(317)
Net amortization on securities	5,685	7,839	4,498
Net losses on other real estate from sales and writedowns	642	347	144
(Gain) loss on sale of assets	(2)	26	(552)
Stock based compensation	203	197	205
Net change in loans held for sale	12,982	4,104	(2,176)
Gain on sale of mortgage loans	(5,747)	(6,010)	(4,080)
Deferred income taxes, net of change in valuation allowance	262	(1,042)	872
Earnings on life insurance policies	(621)	(695)	(562)
(Increase) decrease in accrued interest receivable	(562)	360	(310)
Decrease in accrued interest payable	(719)	(151)	(486)
Decrease in FDIC prepaid assessments	-	-	1,650
Other, net	1,078	787	2,507
Net cash from operating activities	34,827	27,296	24,284
Cash flows from investing activities			
Net (Increase) decrease in interest-bearing deposits in financial institutions	334	(43)	139
Purchases of securities available for sale	(254,358)	(324,319)	(285,183)
Proceeds from maturities and redemptions of securities available for sale	116,830	144,668	108,255
Proceeds from sale of securities available for sale	59,460	82,673	25,422
Proceeds from redemptions of callable securities held to maturity	220	320	324
Purchase of securities held to maturity	(100)	(320)	(322)
Repayments and loan originations, net	(134,056)	(51,825)	30,291
Purchase of premise and equipment	(3,563)	(3,599)	(1,226)
Purchase of company owned life insurance	-	-	(5,718)
Proceeds from sale of other real estate	4,333	7,676	9,789
Proceeds from sale of premises and equipment	2	26	3,117
Net cash from investing activities	(210,898)	(144,743)	(115,112)
Cash flows from financing activities			
Net increase in deposits	100,436	61,582	117,864
Net Increase (decrease) in federal funds purchased and securities sold under repurchase agreements	5,515	9,103	(756)
Repayments of Federal Home Loan Bank advances	(136,325)	(82,951)	(319)
Proceeds from Federal Home Loan Bank advances	211,000	87,000	25,600
Repayments of notes payable	(3,000)	(433)	(151)
Proceeds from notes payable	3,000	3,000	-
Preferred stock dividends paid	(1,542)	(1,534)	(1,010)
Common stock dividends paid	(2,181)	(2,181)	(1,092)
Proceeds from issuance of preferred stock	-	-	30,852
Repayments of preferred stock	-	-	(21,000)
Redemption of common stock	(133)	(287)	(754)
Net cash from financing activities	176,770	73,299	149,234

(Continued)

COMMUNITY FIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
December 31, 2013, 2012, and 2011
(Dollar amounts in thousands except per share data)

	2013	2012	2011
Net change in cash	$ 699	$ (44,148)	$ 58,406
Cash and cash equivalents at beginning of year	45,398	89,546	31,140
Cash and cash equivalents at end of year	$ 46,097	$ 45,398	$ 89,546
Supplemental disclosure of cash flow information			
Interest paid	$ 13,855	$ 17,647	$ 22,268
Income taxes paid net of refunds received	3,369	6,256	2,708
Assets acquired through foreclosure	392	2,600	7,725
Loans made to facilitate the sale of other real estate	-	528	471
Security purchases settled in subsequent period	-	478	-
Small business lending operation acquired:			
Fair value of assets acquired	$ -	$ 8,294	$ -
Cash paid	-	500	-
	$ -	$ 8,794	$ -

See accompanying notes to consolidated financial statements.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The accompanying consolidated financial statements include the accounts of Community First Bancshares, Inc. (the "Company") and its wholly-owned subsidiaries: First State Bank (the "Bank") and First State Risk Management. Also included in the consolidated financial statements are the accounts of First Auto, FS Investments, FS Funding, FS Data, First State Development, First State Insurance, First State Properties, First State ATMs, First State Transportation, First State Special Assets, Community Choice Reinsurance, and First State Finance. The consolidated group is collectively referred to as the "Company". Material inter-company accounts and transactions have been eliminated in consolidation. All dollar amounts are in thousands except for per share data.

The Company provides financial services through its offices throughout Tennessee. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customers' ability to repay their loans is dependent on the real estate value and general economic conditions in the area.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, deferred tax assets, and fair values of financial instruments are particularly subject to change.

Cash Flows: Cash and cash equivalents include cash, deposits with other financial institutions under 90 days, and federal funds sold. Net cash flows are reported for loan and deposit transactions, interest bearing deposits in other financial institutions, and federal funds purchased and repurchase agreements.

Cash and Due from Financial Institutions: Included in cash and due from financial institutions are legal reserve requirements which must be maintained on an average basis in the form of cash and balances due from the Federal Reserve and other banks. The minimum requirement at December 31, 2013 and 2012 was $0 and $0, respectively.

Interest-Bearing Deposits in Other Financial Institutions: Interest-bearing deposits in other financial institutions mature within one year and are carried at cost.

Subsequent Events: The Company has evaluated subsequent events for recognition and disclosure through March 6, 2014, which is the date the financial statements were available to be issued.

Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determined fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

Interest income includes amortization of purchase premium or discount. Gains and losses on sales are recorded on the trade date based on the amortized cost of the security sold. Premiums and discounts are amortized on the level-yield method without anticipating pre-payments, except for mortgage backed securities where prepayments are anticipated.

(Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Management evaluates securities for other-than-temporary impairment ("OTTI") on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings. Loans held for sale are generally sold with servicing rights released.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees net of certain direct origination costs are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on all classes of loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Consumer loans are typically charged off no later than 120 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. A loan is moved to non-accrual status in accordance with the Company's policy, typically after 90 days of non-payment.

All interest accrued but not received for loans placed on non-accrual are reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status after a consistent pattern of repayment has been demonstrated and future payments are reasonably assured.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans, for which the terms have been modified, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

All substandard loan relationships over $500 are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan's effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent 3 years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. The following portfolio segments and their associated risks have been identified:

- Real estate loans are affected by the local real estate market, the local economy, and, for variable rate mortgages, movement in indices tied to these loans. Appraisals are obtained to support the loan amount.
- Commercial loans are dependent on the strength of the industries of the related borrowers and the success of their businesses. Commercial loans are advanced for equipment purchases or to provide working capital or meet other financing needs of business enterprises. These loans may be secured by accounts receivable, inventory, equipment or other business assets. Financial information is obtained from the borrower to evaluate ability to repay the loans.

(Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

- Agricultural loans are affected by the local real estate market, the local economy, and the success of the business. These loans may be secured by accounts receivable, inventory, equipment, or other various assets. Financial information is obtained from the borrower to evaluate the ability to repay the loans.

- Consumer loans are dependent on local economies. Consumer loans are generally secured by consumer assets, but may be unsecured. The Bank evaluates the borrower's repayment ability through a review of credit scores and an evaluation of debt to income ratios.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost, less accumulated depreciation. Depreciation has been computed on straight-line and accelerated methods, based on the estimated useful lives of the respective assets. Buildings are depreciated over a range from 5 to 39 years, with furniture, fixtures, and equipment depreciated from 2 to 15 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term.

Foreclosed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs of carrying foreclosed assets after acquisition are expensed.

Federal Home Loan Bank (FHLB) Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted equity security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Company Owned Life Insurance: The Company has purchased life insurance policies on certain key executives. Company owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other changes or other amounts due that are probable at settlement.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

(Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities Sold Under Agreement to Repurchase: Substantially all securities sold under agreements to repurchase represent amounts advanced by bank customers. Securities are pledged to cover the amount of the liabilities which exceed federal deposit insurance.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Derivatives: At the inception of a derivative contract, the Company designates the derivative as one of three types based on the Company's intentions and belief as to likely effectiveness as a hedge. These three types are (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment ("fair value hedge"), (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow hedge"), or (3) an instrument with no hedging designation ("stand-alone derivative"). For a fair value hedge, the gain or loss on the derivative, as well as the offsetting loss or gain on the hedged item, are recognized in current earnings as fair values change. For a cash flow hedge, the gain or loss on the derivative is reported in other comprehensive income and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. For both types of hedges, changes in the fair value of derivatives that are not highly effective in hedging the changes in fair value or expected cash flows of the hedged item are recognized immediately in current earnings. Changes in the fair value of derivatives that do not qualify for hedge accounting are reported currently in earnings, as noninterest income.

Net cash settlements on derivatives that qualify for hedge accounting are recorded in interest income or interest expense, based on the item being hedged. Net cash settlements on derivatives that do not qualify for hedge accounting are reported in noninterest income. Cash flows on hedges are classified in the cash flow statement the same as the cash flows of the items being hedged.

The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions at the inception of the hedging relationship. This documentation includes linking fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivative instruments that are used are highly effective in offsetting changes in fair values or cash flows of the hedged items. The Company discontinues hedge accounting when it determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative is settled or terminates, a hedged forecasted transaction is no longer probable, a hedged firm commitment is no longer firm, or treatment of the derivative as a hedge is no longer appropriate or intended.

When hedge accounting is discontinued, subsequent changes in fair value of the derivative are recorded as noninterest income. When a fair value hedge is discontinued, the hedged asset or liability is no longer adjusted for changes in fair value and the existing basis adjustment is amortized or accreted over the remaining life of the asset or liability. When a cash flow hedge is discontinued but the hedged cash flows or forecasted transactions are still expected to occur, gains or losses that were accumulated in other comprehensive income are amortized into earnings over the same periods which the hedged transactions will affect earnings.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Retirement Plan: Employee 401(k) and profit sharing plan expense is the amount of matching contributions.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes fair value adjustments on derivatives and unrealized gains and losses on securities available for sale, which are also recognized as a separate component of equity.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the Corporation or by the Corporation to shareholders.

Stock-Based Compensation: Compensation cost is recognized for restricted stock awards issued to employees based on the fair values at the date of grant. Compensation cost is recognized over the required service period, generally defined as the vesting period.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or shareholders' equity.

NOTE 2 – SECURITIES

The fair value of securities available for sale and the related gross unrealized gains and losses recognized in accumulated other comprehensive income were as follows:

Available for Sale:	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2013				
Obligations of U.S. government agencies	$ 115,501	$ 430	$ (7,832)	$ 108,099
Agency mortgage-backed securities: residential	249,899	3,383	(3,740)	249,542
Agency mortgage-backed securities: commercial	82,777	67	(4,925)	77,919
Agency collateralized mortgage obligations: residential	130,659	786	(3,839)	127,606
Obligations of states and political subdivisions	109,258	2,112	(3,473)	107,897
Corporate notes	400	-	-	400
Equity securities	188	-	-	188
Total	$ 688,682	$ 6,778	$ (23,809)	$ 671,651

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 2 – SECURITIES (Continued)

Available for Sale:	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2012				
Obligations of U.S. government agencies	$ 34,911	$ 136	$ (93)	$ 34,954
Agency mortgage-backed securities: residential	363,513	9,776	(247)	373,042
Agency mortgage-backed securities: commercial	22,572	136	(93)	22,615
Agency collateralized mortgage obligations: residential	106,427	2,612	(38)	109,001
Obligations of states and political subdivisions	86,723	4,885	(163)	91,445
Corporate notes	500	-	-	500
Trust preferred securities	883	11	(271)	623
Equity securities	198	36	-	234
Total	$ 615,727	$ 17,592	$ (905)	$ 632,414

The Company had gross realized gains of $947, $1,213, and $317 and gross realized losses of $375, $458, and $0 in 2013, 2012, and 2011, respectively from the sale of securities available for sale. Proceeds from these transactions were $59,460, $82,673, and $25,422 in 2013, 2012 and 2011, respectively.

The amortized cost and fair values of debt and equity securities at December 31, 2013 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

	Available for Sale	
	Amortized Cost	Fair Value
Due in one year or less	$ 254	$ 262
Due in one to five years	9,767	10,159
Due in five to ten years	86,626	82,303
Due after ten years	128,512	123,672
Agency mortgage-backed securities: residential	249,899	249,542
Agency mortgage-backed securities: commercial	82,777	77,919
Agency collateralized mortgage obligations: residential	130,659	127,606
Equity securities	188	188
	$ 688,682	$ 671,651

Securities carried at approximately $311,377 and $198,958 at December 31, 2013 and 2012, respectively, were pledged to secure deposits and for other purposes as required or permitted by law.

At December 31, 2013 and 2012, the Company did not hold securities of any single issuer, other than obligations of U.S. Government agencies whose aggregate book value exceeded ten percent of shareholders' equity.

(Dollar amounts in thousands except per share data)

NOTE 2 – SECURITIES (Continued)

The following table shows securities with unrealized losses and their fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2013 and 2012.

	Less than 12 Months		12 Months or More		Total	
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
2013						
Obligations of US government Agencies	$ 61,291	$ (4,782)	$ 31,018	$ (3,050)	$ 92,309	$ (7,832)
Agency mortgage-backed securities: residential	129,986	(2,761)	11,414	(979)	141,400	(3,740)
Agency mortgage-backed Securities: commercial	64,656	(4,588)	5,953	(337)	70,609	(4,925)
Agency collateralized mortgage obligations: residential	91,004	(3,839)	-	-	91,004	(3,839)
Obligations of states and political subdivisions	42,667	(3,026)	3,922	(447)	46,589	(3,473)
Total available for sale	$389,604	$(18,996)	$ 52,307	$ (4,813)	$441,911	$(23,809)
2012						
Obligations of US government Agencies	$ 22,772	$ (93)	$ -	$ -	$ 22,772	$ (93)
Agency mortgage-backed securities: residential	30,080	(247)	-	-	30,080	(247)
Agency mortgage-backed Securities: commercial	8,181	(93)	-	-	8,181	(93)
Agency collateralized mortgage obligations: residential	3,848	(38)	-	-	3,848	(38)
Obligations of states and political subdivisions	13,808	(163)	-	-	13,808	(163)
Trust preferred securities	-	-	323	(271)	323	(271)
Total available for sale	$ 78,689	$ (634)	$ 323	$ (271)	$ 79,012	$ (905)

Unrealized losses on state and municipal bonds, agency mortgage-backed securities, agency collateralized mortgage obligations and other agency securities have not been recognized into income because the issuers bonds are of high credit quality, management does not intend to sell and it is likely that management will not be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates and other market conditions. The fair value is expected to recover as the bonds approach maturity.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 3 - RESTRICTED EQUITY SECURITIES

Restricted equity securities consist of securities which are restricted as to transferability. These securities are recorded at cost.

	2013	2012
Federal Home Loan Bank	$ 7,482	$ 7,482
Federal Agricultural Mortgage Corporation	8	8
	$ 7,490	$ 7,490

NOTE 4 - LOANS

A summary of loans outstanding by category follows:

	2013	2012
Real estate:		
Commercial	$ 397,812	$ 357,678
1 to 4 family residential properties	303,888	267,263
Construction	56,193	45,186
Farm land	34,533	29,454
Multi-family	34,538	33,050
Commercial	143,952	125,117
Agricultural	15,081	13,792
Consumer	110,636	95,686
Other	4,685	4,205
	$ 1,101,318	$ 971,431

The above table includes net deferred loan fees of $668 and $413 and unearned income of $12,717 and $14,531 as of December 31, 2013 and 2012, respectively.

Certain parties (principally directors and officers of the Corporation or the Bank, including their affiliates, families, and companies in which they hold ten percent or more ownership) were customers of, and had extensions of credit and other transactions with the Bank in the ordinary course of business. These extensions of credit totaled $65,731 and $59,157 as of December 31, 2013 and 2012, respectively.

Balance at January 1, 2013	$ 59,157
New loans	14,884
Repayments	(8,310)
Balance at December 31, 2013	$ 65,731

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 4 – LOANS (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment for the years ending December 31, 2013, 2012, and 2011:

	Real Estate	Commercial	Agricultural	Consumer	Other	Total
2013						
Allowance for loan losses:						
Beginning balance	$ 11,550	$ 1,879	$ 128	$ 1,614	$ 589	$ 15,760
Provision for loan losses	3,092	(2,777)	(52)	137	577	977
Loans charged-off	(2,024)	(163)	-	(872)	(738)	(3,797)
Recoveries	1,044	1,342	-	454	284	3,124
Total ending allowance balance	$ 13,662	$ 281	$ 76	$ 1,333	$ 712	$ 16,064
2012						
Allowance for loan losses:						
Beginning balance	$ 13,945	$ 2,214	$ 149	$ 2,134	$ 512	$ 18,954
Provision for loan losses	1,528	(191)	(60)	(85)	353	1,545
Loans charged-off	(4,742)	(294)	-	(723)	(478)	(6,237)
Recoveries	819	150	40	288	201	1,498
Total ending allowance balance	$ 11,550	$ 1,879	$ 129	$ 1,614	$ 588	$ 15,760
2011						
Allowance for loan losses:						
Beginning balance	$ 12,555	$ 2,835	$ 18	$ 2,523	$ 95	$ 18,026
Provision for loan losses	5,759	251	99	460	504	7,073
Loans charged-off	(4,760)	(1,004)	-	(1,235)	(351)	(7,350)
Recoveries	391	132	32	386	264	1,205
Total ending allowance balance	$ 13,945	$ 2,214	$ 149	$ 2,134	$ 512	$ 18,954

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 4 – LOANS (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2013 and 2012:

2013	Real Estate	Commercial	Agricultural	Consumer	Other	Total
Allowance for loan losses:						
Ending allowance balance attributable to loans:						
Individually evaluated for impairment	$ 550	$ 2	$ -	$ 1	$ -	$ 553
Collectively evaluated for impairment	13,112	279	76	1,332	712	15,511
Total ending allowance balance	$ 13,662	$ 281	$ 76	$ 1,333	$ 712	$ 16,064
Loans:						
Loans individually evaluated for impairment	$ 11,424	$ 187	$ -	$ 42	$ -	$ 11,653
Loans collectively evaluated for impairment	815,540	143,765	15,081	110,594	4,685	1,089,665
Total ending loans balance	$ 826,964	$ 143,952	$ 15,081	$ 110,636	$ 4,685	$ 1,101,318
2012						
Allowance for loan losses:						
Ending allowance balance attributable to loans:						
Individually evaluated for impairment	$ 504	$ 7	$ -	$ 6	$ -	$ 517
Collectively evaluated for impairment	11,046	1,872	129	1,608	588	15,243
Total ending allowance balance	$ 11,550	$ 1,879	$ 129	$ 1,614	$ 588	$ 15,760
Loans:						
Loans individually evaluated for impairment	$ 16,223	$ 380	$ -	$ 82	$ -	$ 16,685
Loans collectively evaluated for impairment	716,408	124,737	13,792	95,604	4,205	954,746
Total ending loans balance	$ 732,631	$ 125,117	$ 13,792	$ 95,686	$ 4,205	$ 971,431

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 4 – LOANS (Continued)

The following table presents information related to impaired loans by class of loans as of and for the year ended December 31, 2013:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
2013						
With no related allowance recorded:						
Real estate						
Commercial	$ 7,786	$ 6,052	$ -	$ 5,018	$ 64	$ 62
1-4 family residential properties	471	471	-	474	27	26
Commercial	6	6	-	7	1	1
Consumer	27	24	-	32	2	2
Subtotal	8,290	6,553	-	5,531	94	91
With an allowance recorded:						
Real estate						
Commercial	1,727	1,625	332	1,602	43	41
1-4 family residential properties	944	944	62	948	44	43
Construction	2,332	2,332	156	2,330	103	101
Commercial	181	181	2	255	14	13
Consumer	18	18	1	22	-	-
Subtotal	5,202	5,100	553	5,157	204	198
Total	$ 13,492	$ 11,653	$ 553	$ 10,688	$ 298	$ 289

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 4 – LOANS (Continued)

The following table presents information related to impaired loans by class of loans as of and for the year ended December 31, 2012:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
2012						
With no related allowance recorded:						
Real estate						
Commercial	$ 11,280	$ 9,150	$ -	$ 10,494	$ 461	$ 444
1-4 family residential properties	3,043	2,732	-	3,204	175	170
Construction	420	248	-	343	18	18
Commercial	195	195	-	238	17	17
Consumer	22	22	-	26	4	4
Subtotal	14,960	12,347	-	14,305	675	653
With an allowance recorded:						
Real estate						
Commercial	1,239	1,100	115	1,367	62	59
1-4 family residential properties	586	586	168	601	12	12
Construction	2,407	2,407	221	2,403	115	113
Commercial	185	185	7	249	4	4
Consumer	62	60	6	71	1	1
Subtotal	4,479	4,338	517	4,691	194	189
Total	$ 19,439	$ 16,685	$ 517	$ 18,996	$ 869	$ 842

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 4 – LOANS (Continued)

The following table presents information related to impaired loans by class of loans as of and for the year ended December 31, 2011:

	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
2011			
With no related allowance recorded:			
Real estate			
Commercial	$ 599	$ 15	$ 13
1-4 family residential properties	2,643	78	70
Commercial	601	11	12
Consumer	19	1	1
Subtotal	3,862	105	96
With an allowance recorded:			
Real estate			
Commercial	10,167	563	552
1-4 family residential properties	181	8	9
Construction	3,545	77	76
Commercial	243	9	9
Consumer	36	1	1
Subtotal	14,172	658	647
Total	$ 18,034	$ 763	$ 743

The recorded investment in loans excludes accrued interest receivable, due to immateriality. The recorded investment in loans includes loan originations fees. For purposes of this disclosure, the unpaid principal balance is not reduced for net charge-offs.

The following tables present the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of December 31, 2013 and 2012:

	Nonaccrual		Loans Past Due Over 90 Days Still Accruing	
	2013	2012	2013	2012
Real estate:				
Commercial	$ 4,544	$ 5,093	$ -	$ -
1-4 family residential properties	1,256	2,089	-	-
Construction	-	357	-	-
Commercial	66	14	-	-
Agriculture	18	-	-	-
Consumer	566	425	-	-
Total	$ 6,450	$ 7,978	$ -	$ -

(Dollar amounts in thousands except per share data)

NOTE 4 – LOANS (Continued)

The following table presents the aging of the recorded investment in past due loans as of December 31, 2013 and 2012 by class of loans:

	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 89 Days Past Due	Total Past Due	Loans Not Past Due	Total Loans
2013						
Real estate:						
Commercial	$ 5,542	$ 23	$ 99	$ 5,664	$ 392,148	$ 397,812
1-4 family	672	447	621	1,740	302,148	303,888
Construction	-	-	-	-	56,193	56,193
Multi-Family	-	-	-	-	34,538	34,538
Farmland	79	-	-	79	34,454	34,533
Commercial	695	-	42	737	143,215	143,952
Consumer	573	178	166	917	109,719	110,636
Agricultural	-	-	14	14	15,067	15,081
Other	-	-	-	-	4,685	4,685
Total	$ 7,561	$ 648	$ 942	$ 9,151	$1,092,167	$1,101,318
2012						
Real estate:						
Commercial	$ 3,915	$ 2,167	$ 2,821	$ 8,903	$ 348,775	$ 357,678
1-4 family	1,518	405	484	2,407	264,856	267,263
Construction	233	-	19	252	44,934	45,186
Multi-Family	-	-	-	-	33,050	33,050
Farm land	-	-	-	-	29,454	29,454
Commercial	155	7	2	164	124,953	125,117
Consumer	670	150	158	978	94,708	95,686
Agricultural	31	-	-	31	13,761	13,792
Other	-	-	-	-	4,205	4,205
Total	$ 6,522	$ 2,729	$ 3,484	$ 12,735	$ 958,696	$ 971,431

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 4 – LOANS (Continued)

Troubled Debt Restructurings:

As of December 31, 2013 and 2012, the Company has a recorded investment in troubled debt restructurings of $7,343 and $10,809, respectively. The Company has allocated $109 and $45 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2013 and 2012. The Company has not committed to lend additional amounts as of December 31, 2013 and 2012 to customers with outstanding loans that are classified as troubled debt restructurings.

During the year ended December 31, 2013, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk; or a permanent reduction of the recorded investment in the loan.

Modifications involving a reduction of the stated interest rate of the loan were for periods ranging from 16 months to 3 years. Modifications involving an extension of the maturity date were for periods ranging from 16 months to 3 years.

There were no loans modified as troubled debt restructurings during 2013. The following table presents loans by class modified as troubled debt restructurings that occurred during the years ending December 2012 and 2011:

	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
2012			
Troubled debt restructurings:			
Real estate:			
Commercial	2	$ 522	$ 522
1-4 family	1	877	877
Commercial	23	368	368
Consumer	6	59	59
Total	32	$ 1,826	$ 1,826
2011			
Troubled debt restructurings:			
Real estate:			
Commercial	3	$ 8,825	$ 8,684
1-4 family	3	391	251
Commercial	2	230	230
Consumer	4	37	37
Total	12	$ 9,483	$ 9,202

The troubled debt restructurings described above increased the allowance for loan losses by $43 and resulted in charge offs of $0 during the year ended December 31, 2012. The troubled debt restructurings described above increased the allowance for loan losses by $190 and resulted in charge offs of $108 during the year ending December 31, 2011.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 4 – LOANS (Continued)

There were no loans modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the year ended December 31, 2013. The following table presents loans by class modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the years ended December 31, 2012 and 2011:

	Number of Loans	Recorded Investment
2012		
Troubled debt restructurings		
that subsequently defaulted:		
Real estate:		
Commercial	1	$ 67
1-4 family	3	29
Total	4	$ 96
2011		
Troubled debt restructurings		
that subsequently defaulted:		
Real estate:		
Commercial	1	$ 562
1-4 family	1	108
Total	2	$ 670

A loan is considered to be in payment default once it is 30 days contractually past due under the modified terms.

Credit Quality Indicators:

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes loan relationships with an outstanding balance greater than $1.5 million and non-homogeneous loans, such as commercial and commercial real estate loans. This analysis is performed on a quarterly basis. The loans that are not rated are homogenous loans that are evaluated for credit quality based on their delinquency status. The Company uses the following definitions for risk ratings.

Special Mention. Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 4 – LOANS (Continued)

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Loans listed as not rated are consumer purpose loans or consumer purpose real estate loans that are not over 90 days past due or involved in bankruptcy.

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

2013	Pass	Special Mention	Substandard	Doubtful	Not Rated	Totals
Real estate:						
Commercial	$ 387,151	$ -	$ 10,453	$ -	$ 208	$ 397,812
1-4 family	91,718	-	4,743	-	207,427	303,888
Construction	36,878	-	5,549	-	13,766	56,193
Multi-Family	34,538	-	-	-	-	34,538
Farmland	31,106	-	312	-	3,115	34,533
Commercial	142,678	-	1,124	-	150	143,952
Consumer	-	-	945	-	109,691	110,636
Agricultural	15,063	-	18	-	-	15,081
Other	1,383	-	-	-	3,302	4,685
Total	$ 740,515	$ -	$ 23,144	$ -	$ 337,659	$1,101,318

2012	Pass	Special Mention	Substandard	Doubtful	Not Rated	Totals
Real estate:						
Commercial	$ 335,082	$ -	$ 20,300	$ -	$ 2,296	$ 357,678
1-4 family	76,242	-	8,026	-	182,995	267,263
Construction	29,137	-	6,758	-	9,291	45,186
Multi-Family	33,050	-	-	-	-	33,050
Farmland	26,825	-	317	-	2,312	29,454
Commercial	123,273	-	1,633	-	211	125,117
Consumer	-	-	985	-	94,701	95,686
Agricultural	13,750	-	2	-	40	13,792
Other	2,499	-	48	-	1,658	4,205
Total	$ 639,858	$ -	$ 38,069	$ -	$ 293,504	$ 971,431

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	2013	2012
Land	$ 13,037	$ 12,860
Buildings and improvements	41,232	39,638
Furniture, fixtures and equipment	16,805	16,102
Automobiles	423	374
Construction in process	363	36
	71,860	69,010
Less: Accumulated depreciation	(27,606)	(25,714)
	$ 44,254	$ 43,296

Depreciation expense related to premises and equipment amounted to $2,605 in 2013 and $2,547 in 2012, and $2,544 in 2011.

The Company leases certain branch properties and equipment under operating leases. Rent expense was $999, $792 and $709 for 2013, 2012 and 2011, respectively. Rent commitments under non-cancelable operating leases are as follows, before considering renewal options that generally are present.

2014	$ 1,093
2015	887
2016	643
2017	335
2018	78
	$ 3,036

NOTE 6 - DEPOSITS

Time deposits of $100,000 or more were $286,966 and $296,802 (excluding CDARS deposits) at year-end 2013 and 2012, respectively. Brokered time deposits and CDARS deposits were $25,934 and $13,738, respectively, at year-end 2013 compared to $17,368 and $6,384, respectively, at year-end 2012.

Scheduled maturities of time deposits for the next five years are as follows:

	Time Deposits	Brokered Deposits	CDARS Deposits	Total Time Deposits
2014	$ 312,073	$ 4,795	$ 12,389	$ 329,257
2015	135,364	12,280	1,349	148,993
2016	19,841	4,137	-	23,978
2017	11,874	-	-	11,874
2018	8,405	-	-	8,405

Deposit accounts to related parties, primarily executive officers and directors, totaled $12,482 and $15,645 at December 31, 2013 and 2012, respectively.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 7 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreement to repurchase totaled $24,406 and $4,891 at December 31, 2013 and 2012, respectively. The carrying value of the securities pledged for these repurchase agreements was $29,484 and $16,426 at December 31, 2013 and 2012, respectively. The securities underlying the agreements were maintained by the Bank's safekeeping agent and pledged for use in these agreements.

NOTE 8 - FEDERAL HOME LOAN BANK ADVANCES

At year-end, advances from the Federal Home Loan Bank were as follows:

	2013	2012
Maturities February 2014 through December 2025, fixed at rates from 0.21% to 9.20%, with weighted average rate of 0.63%.	$ 144,779	$ 70,104

FHLB advances are payable with varying payment terms. Some advances have prepayment penalties, which would be assessed if the advances were repaid before their maturity date. The advances were collateralized by the majority of the Company's first mortgage loans under a blanket lien arrangement at year-end 2013 and 2012, respectively. Based on this collateral and the Company's holdings of FHLB stock, the Company is eligible to borrow up to a total of $1,932 of additional borrowings at year-end 2013.

Maturities over the next five years are as follows:

2014	$ 92,921
2015	26,216
2016	5,616
2017	5,016
2018	15,010
	$ 144,779

NOTE 9 - SUBORDINATED DEBENTURES

A trust formed by the Company issued $6,000 of 10.2% fixed rate trust preferred securities in 2001 as part of a pooled offering of such securities. The Company issued subordinated debentures to the trust in exchange for the proceeds of the offering; the debentures and related debt issuance costs represent the sole assets of the trust. After February 22, 2011, the subordinated debentures may be redeemed at 105% of face value. The premium for the redemption decreases .50% each year until February 22, 2021 at which time the securities are redeemable at 100% of face value. This issue matures February 22, 2031.

A second trust was formed by the Company which issued $11,100 of variable rate trust preferred securities in 2005. The Company issued subordinated debentures to the trust in exchange for the proceeds of the offering; the debentures and related debt issuance costs represent the sole assets of the trust. The rate adjusts with the 3 Month Libor (plus 1.75%) adjusted quarterly. The interest rate at December 31, 2013 was 2.00%. These issues mature June 30, 2035 and became callable at par after June 30, 2011.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 9 - SUBORDINATED DEBENTURES (Continued)

A third trust was formed by the Company which issued a total of $10,000 of trust preferred securities in 2007. The Company issued subordinated debentures to the trust in exchange for the proceeds of the offering; the debentures and related debt issuance costs represent the sole assets of the trust. The issue consisted of $6,000 at a fixed rate at 6.08% and $4,000 at a variable rate adjusting with the 3 Month Libor (plus 1.37%) adjusted quarterly. In September 2012, the entire issue was converted to the variable rate. The interest rate at December 31, 2013 was 1.62%. These issues mature on September 15, 2037.

Subordinated debentures are presented in liabilities on the balance sheet and are included as Tier I capital for regulatory purposes.

NOTE 10 - NOTE PAYABLE

On December 13, 2013, the Company renewed an outstanding line of credit for $15 million from a commercial bank for the purpose of securing additional funds for capital infusion to the Bank or for debt service needs. Terms of the line of credit include a variable interest rate of either prime as published in the Wall Street Journal less 0.50% or Daily One Month LIBOR plus 2.00%. The interest rate at December 31, 2013 was 2.75%. Interest is due quarterly commencing March 31, 2014. The line of credit is unsecured and matures December 27, 2014. At December 31, 2013 and 2012, the Company had $3,000 outstanding on this line of credit.

NOTE 11 - INCOME TAXES

Income tax expense consists of the following:

	2013	2012	2011
Current Federal	$ 8,288	$ 6,021	$ 4,257
Current State	89	-	-
Total current tax expense (benefit)	8,377	6,021	4,257
Deferred Federal	(316)	487	872
Deferred State	853	644	192
Total deferred tax expense	537	1,131	1,064
Change in valuation allowance	(275)	(2,173)	(192)
Net deferred income tax	262	(1,042)	872
Total income tax expense	$ 8,639	$ 4,979	$ 5,129

A reconciliation of income tax expense with the amount of income taxes (benefits) computed by applying the federal statutory rate (34%) to earnings before income taxes follows:

	2013	2012	2011
Computed expected income tax expense	$ 9,242	$ 7,754	$ 6,130
Increase (decrease) in taxes resulting from:			
Tax exempt income	(860)	(911)	(872)
State income taxes, net of federal benefit	622	419	192
Change in valuation allowance	(275)	(2,173)	(192)
Captive insurance premiums	(242)	(362)	(381)
Other, net	152	252	252
Total income tax expense	$ 8,639	$ 4,979	$ 5,129

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 11 - INCOME TAXES (Continued)

Significant temporary differences between tax and financial reporting that result in deferred tax assets (liabilities) were as follows at December 31, 2013 and 2012:

	2013	2012
Allowance for loan losses	$ 6,123	$ 6,013
Write down on other real estate	1,286	1,473
Unrealized gain on securities	6,732	(6,390)
Unrealized loss hedging transactions	444	700
Asset revaluation – WCB acquisition	(78)	(85)
FHLB stock dividends	(1,554)	(1,556)
Depreciation	(1,093)	(946)
Prepaid expenses	(505)	(550)
Deferred compensation	544	549
State net operating loss carry forward	974	1,555
Capital loss carry forward	-	275
Other, net	1,372	878
	14,245	1,916
Less valuation allowance	-	(275)
Net deferred tax asset	$ 14,245	$ 1,641

Management concluded a valuation allowance was not appropriate at December 31, 2013 primarily due to the fact that management believes it is more likely than not that the Tennessee net operating losses incurred through December 31, 2013 will be utilized before they expire. The need for the valuation allowance is evaluated periodically by management. Factors considered in the evaluation include historical operating results, forecasted future earnings, expansion plans, legislative changes, and other income considerations.

At December 31, 2013 and 2012, there were valuation allowances of $0 and $275 recognized against the gross deferred tax asset of $14,245 and $1,916, respectively. In 2012, management determined that a valuation allowance of $275 was necessary against the Company's capital loss carryforward as it is more likely than not to expire before it can be used. During 2013, a capital gain was recognized and this valuation allowance was reversed.

At December 31, 2013 and 2012 the Company has a Tennessee net operating loss carry forward of approximately $21,839 and $36,247, respectively, which is available to offset future taxable income. The Tennessee loss carryforwards will begin to expire in 2023, $822 in 2023, $14,697 expiring in 2024 and $6,320 expiring in 2025.

The Company and its subsidiaries file a consolidated U.S. federal income tax return, as well as filing various returns in the states where its banking offices are located or conduct business. The federal and state filed income tax returns are no longer subject to examination by taxing authorities for years before 2010.

(Dollar amounts in thousands except per share data)

NOTE 12 - CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. Management believes as of December 31, 2013 the Company and Bank meet all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition.

If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year-end 2013 and 2012, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's category.

The Corporation and the Bank's actual capital amounts and ratios at December 31, 2013 and 2012 were as follows:

	Actual Regulatory Capital		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions	
December 31, 2013	Amount	Ratio	Amount	Ratio	Amount	Ratio
Community First Bancshares, Inc.						
Total Capital to risk weighted assets	$ 208,929	17.44%	$ 95,839	8.00%	NA	NA
Tier 1 Capital to risk weighted assets	193,860	16.19	47,896	4.00	NA	NA
Tier 1 Capital to average assets	193,860	10.21	75,949	4.00	NA	NA
First State Bank						
Total Capital to risk weighted assets	$ 203,505	17.01%	$ 95,711	8.00%	$ 119,638	10.00%
Tier 1 Capital to risk weighted assets	188,536	15.76	47,858	4.00	71,788	6.00
Tier 1 Capital to average assets	188,536	10.02	75,264	4.00	94,080	5.00
December 31, 2012						
Community First Bancshares, Inc.						
Total Capital to risk weighted assets	$ 191,340	17.94%	$ 85,324	8.00%	NA	NA
Tier 1 Capital to risk weighted assets	177,978	16.68	42,681	4.00	NA	NA
Tier 1 Capital to average assets	177,978	10.23	69,591	4.00	NA	NA
First State Bank						
Total Capital to risk weighted assets	$ 186,904	17.54%	$ 85,247	8.00%	$106,559	10.00%
Tier 1 Capital to risk weighted assets	173,542	16.29	42,613	4.00	63,920	6.00
Tier 1 Capital to average assets	173,542	10.07	68,934	4.00	86,168	5.00

Dividend Restrictions: The Company's principal source of funds for dividend payments is dividends received from the Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year's net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements described above. During 2014, the Bank could, without prior approval, declare dividends of approximately $29,818 plus any 2014 net profits retained to the date of the dividend declaration.

(Continued)

NOTE 14 - FAIR VALUES

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a company's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate fair value:

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices (Level 1) are not available, fair values are calculated based on market prices of similar securities or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3). The fair value of level 3 securities are determined by the Company's accounting department, which reports to the Chief Financial Officer (CFO). The CFO reviews the fair values and these are reported to the Board of Directors. Discounted cash flows are calculated using spread to swap and LIBOR curves that are updated to incorporate loss severities, volatility, credit spread and optionality.

Interest Rate Swaps: The fair values of interest rate swaps are based on valuation models using observable market data as of the measurement date (Level 2).

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower's financial statements, or aging reports, adjusted or discounted based on management's historical knowledge, changes in market conditions from the time of the valuation, and management's expertise and knowledge of the client and client's business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Other Real Estate Owned: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals which are updated no less frequently than annually. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Other real estate properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 14 - FAIR VALUES (Continued)

Appraisals for both collateral-dependent impaired loans and other real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company. Management reviews the assumptions and approaches utilized in the appraisal. Management periodically evaluates the appraised values and will discount a property's appraised value to account for a number of factors including but not limited to the cost of liquidating the collateral, the age of the appraisal, observable deterioration since the appraisal, or other factors unique to the property.

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

		Fair Value Measurements at December 31, 2013 Using:		
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial Assets				
Obligations of U.S. government agencies	$ 108,099	$ -	$ 108,099	$ -
Agency mortgage-backed securities: residential	249,542	-	249,542	-
Agency mortgage-backed securities: commercial	77,919	-	77,919	-
Agency collateralized mortgage obligations: residential	127,606	-	127,606	-
Obligations of states and political subdivisions	107,897	-	107,897	-
Corporate notes	400	-	400	-
Equity securities	188	-	188	-
Total securities available-for-sale	$ 671,651	$ -	$ 671,651	$ -
Financial Liabilities				
Interest Rate Swaps	$ (1,541)	$ -	$ (1,541)	$ -

		Fair Value Measurements at December 31, 2012 Using:		
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial Assets				
Obligations of U.S. government agencies	$ 34,954	$ -	$ 34,954	$ -
Agency mortgage-backed securities: residential	373,042	-	373,042	-
Agency mortgage-backed securities: commercial	22,615	-	22,615	-
Agency collateralized mortgage obligations: residential	109,001	-	109,001	-
Obligations of states and political subdivisions	91,445	-	91,445	-
Corporate notes	500	-	500	-
Trust preferred securities	623	-	-	623
Equity securities	234	54	180	-
Total investment securities available-for-sale	$ 632,414	$ 54	$ 631,737	$ 623
Financial Liabilities				
Interest Rate Swaps	$ (2,384)	$ -	$ (2,384)	$ -

There were no transfers between Level 1 and Level 2 during 2013 or 2012.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 14 - FAIR VALUES (Continued)

Assets and Liabilities Measured on a Non-Recurring Basis

Assets and liabilities measured at fair value on a non-recurring basis are summarized below:

	Fair Value Measurements at December 31, 2013 Using:			
Assets:	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans:				
Real estate:				
Commercial	$ 4,022	$ -	$ -	$ 4,022

	Fair Value Measurements at December 31, 2012 Using:			
Assets:	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans:				
Real estate:				
Commercial	$ 8,293	$ -	$ -	$ 8,293

The following represent impairment charges recognized during the period:

Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a carrying amount of $4,022, with a valuation allowance of $66 at December 31, 2013, resulting in an additional provision for loan losses of $668 for the year ending December 31, 2013. At December 31, 2012, impaired loans had a carrying amount of $8,293, with a valuation allowance of $105 at December 31, 2012, resulting in an additional provision for loan losses of $2,423 for the year ending December 31, 2012. At December 31, 2011, impaired loans had a carrying amount of $13,963, with a valuation allowance of $320 at December 31, 2011, resulting in an additional provision for loan losses of $320 for the year ending December 31, 2011.

(Dollar amounts in thousands except per share data)

NOTE 14 - FAIR VALUES (Continued)

The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at December 31, 2013 and 2012:

	Fair Value	Valuation Technique(s)	Unobservable Input(s)	Range (Weighted Average)
2013				
Impaired loans – commercial real estate	$4,022	Sales comparison approach	Adjustment for differences between the comparable sales	15%-25%(19%)
		Income approach	Capitalization rate	11%-13%(11%)
2012				
Impaired loans – commercial real estate	$8,293	Sales comparison approach	Adjustment for differences between the comparable sales	16%-50%(20%)
		Income approach	Capitalization rate	9%-12% (10%)

The estimated fair values of the Company's financial instruments were as follows at December 31, 2013 and 2012.

	2013		2012	
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets				
Cash and due from financial institutions	$ 18,323	$ 18,323	$ 17,341	$ 17,341
Interest-bearing deposits in financial institutions	20,025	20,025	19,296	19,296
Federal funds sold	7,749	7,749	8,761	8,761
Interest-bearing deposits	466	466	800	800
Securities available for sale	671,651	671,651	632,414	632,414
Securities held to maturity	200	200	320	320
Restricted equity securities	7,490	N/A	7,490	N/A
Loans held for sale	9,815	9,815	17,050	17,050
Loans, net of allowance	1,085,254	1,095,137	955,671	983,587
Accrued interest receivable	6,302	6,302	5,740	5,740
Financial liabilities				
Deposits	$ 1,552,588	$ 1,517,581	$ 1,452,152	$ 1,439,124
Federal funds purchased and securities sold under agreements to repurchase	24,406	24,406	18,891	18,891
Federal Home Loan Bank advances	144,779	146,033	70,104	71,808
Subordinated debentures	27,100	12,980	27,100	12,796
Notes payable	3,000	3,000	3,000	3,000
Accrued interest payable	1,309	1,309	2,028	2,028
Interest rate swap	1,541	1,541	2,384	2,384

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 14 - FAIR VALUES (Continued)

The methods and assumptions, not previously described, used to estimate fair values are described as follows.

Carrying amount is the estimated fair value for cash and cash equivalents, interest bearing deposits, accrued interest receivable and payable, demand deposits, notes payable, and variable rate loans or deposits that reprice frequently and fully. Loans held for sale fair values are determined by quoted prices for similar loans from third-party investors. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair value of loans does not consider widening credit spreads due to market illiquidity. Fair value of subordinated debentures and other debt are based on current rates for similar types of financing. It was not practicable to determine the fair value of restricted securities due to restrictions placed on its transferability. The fair value of off-balance sheet items is considered nominal.

NOTE 15 - LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk of credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance-sheet risk was as follows at year-end.

	2013	2012
Commitments to make loans - Variable	$ 139,374	$ 126,949
Commitments to make loans – Fixed	79,350	34,279
Letters of credit	7,968	10,367

NOTE 16 - INTEREST RATE SWAPS

The Company's interest rate swaps are recognized as assets or liabilities at fair value. Interest rate swaps are used as part of its asset liability management to help manage interest rate risk. The Company does not use interest rate swaps for trading purposes.

The notional amount of the interest rate swaps does not represent amounts exchanged by the parties. The amount exchanged is determined by reference to the notional amount and the other terms of the individual interest rate swap agreements.

Interest Rate Swaps Designated as Cash Flow Hedges: An interest rate swap with a notional amount totaling $15.1 million as of December 31, 2013 and 2012, was designated as cash flow hedge of certain subordinated debentures and were determined to be fully effective during all periods presented. As such, no amount of ineffectiveness has been included in net income. Therefore, the aggregate fair value of the swaps is recorded in other liabilities with changes in fair value recorded in other comprehensive income (loss). The amount included in accumulated other comprehensive income (loss) would be reclassified to current earnings should the hedges no longer be considered effective. The Company expects the hedges to remain fully effective during the remaining terms of the swaps.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 15 - INTEREST RATE SWAPS (Continued)

Summary information about the interest-rate swaps designated as cash flow hedges as of year-end is as follows:

	2013	2012
Notional amounts	$ 15,100	$ 15,100
Weighted average pay rates	4.91%	4.91%
Weighted average receive rates	1.90%	1.96%
Maturity	4 years	5 years
Fair value of cash flow interest rate swaps	$ (1,160)	$ (1,826)

Interest expense (net cash settlements) recorded on these swap transactions totaled $237, $344 and $193 during 2013, 2012 and 2011, respectively and is reported as a component of interest expense.

The counterparty to the Company's derivative is exposed to credit risk whenever the derivative is in a liability position. The Company has posted $1,985 in deposits as collateral to the extent the unsecured liability exists.

Interest Rate Swaps Designated as Fair Value Hedges: Interest rate swaps with notional amounts totaling $3,292 and $3,432 as of December 31, 2013 and 2012, respectively, were designated as fair value hedges of certain loans receivable and were determined to be fully effective during all periods presented. As such, no amount of ineffectiveness has been included in net income. Therefore, the aggregate fair value of the swaps is recorded in other assets (liabilities) with changes in fair value of loans recorded in loans receivable. The Company expects the hedges to remain fully effective during the remaining terms of the swaps.

Summary information about the interest-rate swaps designated as fair value hedges as of year-end is as follows:

	2013	2012
Notional amounts	$ 3,292	$ 3,432
Pay rates	6.35%	6.35%
Receive rates	2.1395%	2.1857%
Maturity	4 years	5 years
Fair value of fair value interest rate swap	$ (381)	$ (558)

Interest expense (net cash settlements) recorded on these swap transactions totaled $142, $148, and $153 during 2013, 2012 and 2011, respectively, and is reported as a component of interest income from loans.

The gain or loss on the fair value interest rate swap as well as the offsetting loss or gain on the loan attributable to the hedged risk is recognized in current earnings. The Company includes the gain or loss on the loan in the same line item – interest income from loans as the offsetting gain or loss related to the interest rate swap. In 2013, the loss on the loan was $177 and the gain on the interest rate swap was $177. In 2012, the gain on the loan was $4 and the loss on the interest rate swap was $4. In 2011, the gain on the loan was $208 and the loss on the interest rate swap was $208.

The counterparty to the Company's derivative is exposed to credit risk whenever the derivative is in a liability position. The Company has posted collateral of approximately $504 in securities available for sale as collateral to the extent the unsecured liability exists.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 17 – PREFERRED STOCK

On August 18, 2011, as part of the Small Business Lending Fund ("SBLF"), the Company entered into a Small Business Lending Fund Securities Purchase Agreement ("SBLF Purchase Agreement") with the United States Department of the Treasury ("Treasury"). Under the SBLF Purchase Agreement, the Company issued 30,852 shares of preferred stock Series C to the Treasury. The preferred stock Series C shares qualify as Tier 1 capital and will pay quarterly dividends. During the first nine quarters the initial dividend rate was 5% but could fluctuate between 1% and 5% based on growth in qualified small business loans. After the initial period the rate became fixed based on qualified lending growth. The rate will remain fixed at 1% through December 2015.

The proceeds received from the SBLF preferred series C shares were used to redeem the 20,000 shares of Series A and 1,000 shares of Series B preferred stock which were issued on March 20, 2009 as part of the United States Treasury's Troubled Asset Relief Program (TARP). All shares had a liquidation value of $1,000.

NOTE 18 - OTHER COMPREHENSIVE INCOME (LOSS)

The following is a summary of the accumulated other comprehensive income (loss) balances, net of tax:

	Balance at December 31, 2012	Current Period Change	Balance at December 31, 2013
Unrealized gains (losses) on securities available for sale	$ 10,333	$ (20,807)	$ (10,474)
Unrealized losses (gains) on interest rate swaps	(1,163)	411	(752)
Total	$ 9,170	$ (20,396)	$ (11,226)